As filed with the Securities and Exchange Commission on December 9, 2013
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
________________________
KINGSTONE COMPANIES, INC.
(Exact name of registrant as specified in its charter)
_________________________

Delaware	6331	36-2476480
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

15 Joys Lane
Kingston, New York 12401
(845) 802-7900
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
_________________________

Barry B. Goldstein, President and Chief Executive Officer
Kingstone Companies, Inc.
15 Joys Lane
Kingston, New York 12401
(845) 802-7900
(Name, address, including zip code, and telephone number, including area code, of agent for service)
_________________________

Copies to:

Fred Skolnik, Esq. Certilman Balin Adler & Hyman, LLP 90 Merrick Avenue East Meadow, New York 11554 (516) 296-7048	Richard B. Spitzer, Esq. Mayer Brown LLP 1675 Broadway New York, New York 10019 (212) 506-2309
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Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ 333-191731

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (check one):

Large accelerated filer 	Accelerated Filer 	Non-Accelerated Filer 	Smaller reporting company ☒
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Calculation of Registration Fee

Title of each class of securities to be registered	Proposed maximum aggregate offering price1, 2	Amount of registration fee3
Common stock, par value $.01 per share	$3,450,000	$444.36

(1)           Represents only the offering price for the additional number of shares of common stock being registered and includes shares of common stock that may be sold upon exercise of the underwriter’s option to purchase additional shares of common stock. Does not include the securities that the Registrant previously registered on the Registration Statement on Form S-1 (File No. 333-191731).
(2)           Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933.
(3)           The Registrant has previously paid $2,221.80 for the registration of $17,250,000 of the proposed maximum aggregate offering price in the filing of the Registration Statement on Form S-1 on October 15, 2013 (File No. 333-191731).

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This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933.

EXPLANATORY NOTE

This Registration Statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended.  The contents of the Registration Statement on Form S-1 (File No. 333-191731) (the “Prior Registration Statement”) filed by Kingstone Companies, Inc. with the Securities and Exchange Commission (the “Commission”) on October 15, 2013, as amended, which was declared effective by the Commission on December 9, 2013, are incorporated herein by reference. The contents of the Prior Registration Statement, including the exhibits and power of attorney thereto, are hereby incorporated by reference.

The Registrant is filing this registration statement for the sole purpose of increasing the aggregate offering price of the shares of common stock being offered by $3,000,000 (plus an additional aggregate offering price of $450,000 which may be sold in the event the underwriter exercises its over-allotment option to purchase additional shares of the Registrant’s common stock).

The required opinions and consents are listed on the Exhibit Index attached hereto and filed herewith.

CERTIFICATION

The Registrant hereby certifies to the Commission that (i) it has instructed its bank to transmit to the Commission the filing fee set forth on the cover page of this Registration Statement by a wire transfer of such amount to the Commission’s account as soon as practicable (but no later than the close of business on December 10, 2013), (ii) it will not revoke such instructions, (iii) it has sufficient funds in the relevant account to cover the amount of such filing fee, and (iv) it will confirm receipt of such instructions by its bank during regular business hours on December 10, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kingston, State of New York, on December 9, 2013.

KINGSTONE COMPANIES, INC.

By:	/s/ Barry B. Goldstein
Barry B. Goldstein
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated as of December 9, 2013.

Signature	Capacity
/s/Barry B. Goldstein Barry B. Goldstein	President, Chairman of the Board, Chief Executive Officer and Director (Principal Executive Officer)
/s/ Victor J. Brodsky Victor J. Brodsky	Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)
* Michael R. Feinsod	Secretary and Director
* Jay M. Haft	Director
* David A. Lyons	Director
* Jack D. Seibald	Director
* By: /s/Barry B. Goldstein Barry B. Goldstein Attorney-in-Fact

EXHIBIT INDEX

Exhibit No.
5.1	Opinion of Certilman Balin Adler & Hyman, LLP
23.1	Consent of Marcum LLP
23.2	Consent of EisnerAmper LLP
23.3	Consent of Certilman Balin Adler & Hyman, LLP is included in the opinion of Certilman Balin Adler & Hyman, LLP, filed as Exhibit 5.1.
24.1	Power of Attorney (included on the signature page to Registration Statement on Form S-1 (File No. 333-191731) filed on October 15, 2013)